Exhibit 10.4

AMBAC FINANCIAL GROUP, INC.
RESTRICTED STOCK UNIT AGREEMENT
FOR SPECIAL RSU AWARD
Effective as of [_], 2025 (the “Grant Date”), [[FIRSTNAME]] [[LASTNAME]] (the “Participant”) has been granted a Full Value Award under the Ambac Financial Group, Inc. 2024 Incentive Compensation Plan (the “Incentive Plan”) in the form of restricted stock units. In addition to the terms and conditions of the Incentive Plan, the Award shall be subject to the following terms and conditions (sometimes referred to as this “Agreement”).
1.Defined Terms. Capitalized terms used in this Agreement which are not otherwise defined herein shall have the meaning specified in the Incentive Plan or in the Employment Agreement between Ambac and the Participant, dated as of September 29, 2025 (the “Employment Agreement”).
2.Grant of Restricted Stock Units. Subject to the terms of this Agreement and the Incentive Plan, effective as of the Grant Date the Participant is hereby granted an award of restricted stock units with a grant-date value of [[RSUGRANTDATEVALUE]] (the “Restricted Stock Units”). This Award contains the right to dividend equivalents (“Dividend Equivalents”) as described in Section 3. Each Restricted Stock Unit shall become vested as described in Section 4 and each vested Restricted Stock Unit shall be settled in accordance with Section 6.
3.Dividend Equivalents. The Participant shall be entitled to Dividend Equivalents, which may consist of Deferred Cash Dividend Equivalents or Dividend Equivalent Units (each as defined below), in accordance with the following:
(a)If a dividend with respect to shares of Common Stock is payable in cash, then, as of the applicable dividend payment date, the Participant shall be credited with a right to receive a “Deferred Cash Dividend Equivalents” equal to (i) the cash dividend payable with respect to a share of Common Stock, multiplied by (ii) the number of Restricted Stock Units outstanding (i.e., the number of Restricted Stock Units granted hereunder less the number of such Restricted Stock Units that have settled in accordance with Section 6 below) on the applicable dividend record date.
(b)If a dividend with respect to shares of Common Stock is payable in shares of Common Stock, then, as of the dividend payment date, the Participant shall be credited with that number of “Dividend Equivalent Units” equal to (i) the number of shares of Common Stock distributed in the dividend with respect to a share of Common Stock, multiplied by (ii) the number of Restricted Stock Units outstanding on the applicable dividend record date plus the number of previously credited Dividend Equivalent Units with respect to such Restricted Stock Units, if any.
Dividend Equivalents shall be subject to the same vesting provisions as the Restricted Stock Units to which they relate and shall be settled in accordance with Section 6.
4.Vesting and Forfeiture of Awards. All Restricted Stock Units and Dividend Equivalents shall be unvested unless and until they become vested and nonforfeitable in accordance with this Section

4. Subject to the Participant’s continuing service as an employee of Ambac Financial Group, Inc. (“Ambac”), or its subsidiaries, through the vesting date, and the terms and conditions of this Agreement and the Incentive Plan, the Restricted Stock Units and associated Dividend Equivalents shall vest in full one (1) year following the Grant Date. Except as provided in Section 5, if the Participant’s date of termination of employment with Ambac and its subsidiaries (the “Termination Date”) occurs for any reason prior to the vesting date, all Restricted Stock Units and associated Dividend Equivalent Units which are not vested upon the Participant’s Termination Date shall immediately expire and shall be forfeited and the Participant shall have no further rights with respect to such Restricted Stock Units or associated Dividend Equivalents.
5.Termination of Employment. Notwithstanding the provisions of Section 4, if the Participant’s Termination Date occurs by reason of (i) Disability (as defined in the Employment Agreement), (ii) involuntary termination by the Company other than for Cause (as defined in the Employment Agreement), (iii) termination by the Participant for Good Reason (as defined in the Employment Agreement), (iv) the Company fails to extend the term of the Employment Agreement pursuant to terms of the Employment Agreement (assuming no Cause exists) or (v) death, all unvested Restricted Stock Units and associated Dividend Equivalents shall become vested.
6.Settlement. Subject to the terms and conditions of this Agreement, Restricted Stock Units and associated Dividend Equivalents that have become vested in accordance with Section 4 or Section 5 shall be settled as soon as practicable but no later than sixty (60) days after the first to occur of (i) five (5) years following the Grant Date and (ii) the Participant’s Termination Date. Solely in relation to a Termination Date after the one (1) year anniversary of the Grant Date, a termination of employment of the Participant with the Company for any reason shall be treated as a termination without Cause. In addition, that portion of the Restricted Stock Units and Dividend Equivalents which have vested shall not be forfeited upon a termination of the Participant’s employment, except pursuant to a recoupment policy of the Company generally applicable to the Company’s executive officers. Subject to the foregoing, settlement of vested Restricted Stock Units and associated Dividend Equivalent Units shall be made in the form of shares of Common Stock with one share of Common Stock being issued in settlement of each Restricted Stock Unit and associated Dividend Equivalent Unit (any fractional share being rounded up to the next whole unit), except that upon a Change in Control (as defined in the Employment Agreement) by an acquirer whose shares are not traded on a nationally recognized exchange, such settlement shall be paid in cash. Settlement of Deferred Cash Dividend Equivalents on the vesting date of the underlying Restricted Stock Units to which they relate shall be paid in cash. Upon the settlement of any vested Restricted Stock Units and Dividend Equivalent Units, such Restricted Stock Units and Dividend Equivalent Units shall be cancelled.
7.Withholding. All Awards and payments under this Agreement are subject to withholding of all applicable taxes. The Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state, or local taxes of any kind required by applicable law to be withheld with respect to the vesting of or other lapse of restrictions applicable to the Award. Such withholding obligations may also be satisfied through withholding shares of Common Stock otherwise issuable to the Participant. The shares of Common Stock so withheld shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Common Stock used to satisfy such withholding obligation shall be determined by the Company as of the date on which the amount of tax to be withheld is to be determined. The maximum number of shares of Common Stock that may be withheld from the Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to the Award or payment of shares of Common Stock pursuant to the Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Common Stock; provided, however, as long as Accounting Standards Update 2016-09 or a similar rule is otherwise in effect, the Committee has full discretion to choose, or to allow the Participant to elect, to withhold a number of shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Participant’s relevant tax jurisdictions). If the Committee allows, the Participant may also (i) pay in cash to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation, or (ii) elect to satisfy such withholding obligation, in whole or in part, by delivering to the Company shares of Common Stock already owned by the Participant that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The shares of Common Stock so delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Common Stock used to satisfy such withholding obligation shall be determined by the Company as of the date on which the amount of tax to be withheld is to be determined.
8.Transferability. This Award is not transferable except as designated by the Participant by will or by the laws of descent and distribution.
9.Heirs and Successors. If any benefits deliverable to the Participant under this Agreement have not been delivered at the time of the Participant’s death, such rights shall be delivered to the Participant’s estate.
10.Administration. The authority to administer and interpret this Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to this Agreement as it has with respect to the Incentive Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.
11.Adjustment of Award. In the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the Common Stock, the Committee shall, in order to preserve the benefits or prevent the enlargement of benefits of this Award, and in the manner it determines equitable in its sole discretion, (a) adjust the number and kind of shares subject to this Award and (b) make any other adjustments that the Committee determines to be equitable (which may include, without limitation, (i) replacement of this Award with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of this Award in return for cash payment of the then current value of this Award, determined as though this Award is fully vested at the time of payment).
12.Clawback. The Restricted Stock Units shall be subject to mandatory repayment by the Participant to the Company (a) as provided in the Employment Agreement and (b) to the extent the Participant is, or in the future becomes, subject to (i) any Company clawback, recoupment or similar policy that is applicable to all senior executives of the Company, or (ii) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.
13.Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, through Ambac’s stock compensation administration system or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Company at its principal offices, to the Participant at the Participant’s address as last known by the Company or, in either case, such other address as one party may designate in writing to the other.
14.Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of New York and applicable federal law.
15.Amendments. The Board of Directors may, at any time, amend or terminate the Incentive Plan, and the Board of Directors or the Committee may amend this Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the Participant (or, if the Participant is not then living, the Participant’s beneficiary), adversely affect the rights that the Participant or beneficiary under this Agreement has prior to the date such amendment or termination is adopted by the Board of Directors or the Committee, as the case may be.
16.Award Not Contract of Employment. The Award does not constitute a contract of employment or continued service, and the grant of the Award will not give the Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Incentive Plan or this Agreement, unless such right or claim has specifically accrued under the terms of the Incentive Plan and this Agreement.
17.Severability. If a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.
18.Incentive Plan Governs. The Award evidenced by this Agreement is granted pursuant to the Incentive Plan, and the Restricted Stock Units, Dividend Equivalent Units and this Agreement are in all respects governed by the Incentive Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited, provided, however that the terms of this Agreement shall not amend or otherwise reduce the rights of the Participant under the Employment Agreement.
19.Special Section 409A Rules. To the fullest extent possible, amounts and other benefits payable under the Agreement are intended to comply with or be exempt from the provisions of section 409A of the Code. This Agreement will be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent; provided, however, that the Company does not guarantee the tax treatment of the Award. Notwithstanding any other provision of this Agreement to the contrary, if any payment or benefit hereunder is subject to section 409A of the Code, and if such payment or benefit is to be paid or provided on account of the Participant’s termination of employment (or other separation from service):

(a)and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s separation from service; and
(b)the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.